Exhibit 5.1

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, NY 10105

November 18, 2020

Vivos Therapeutics, Inc.

9137 Ridgeline Boulevard, Suite 135

Highlands Ranch, Colorado 80129

Re:	Registration Statement on Form S-1 of Vivos Therapeutics, Inc. (File No. 333-249412)

Ladies and Gentlemen:

We have acted as counsel to Vivos Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with (i) the proposed issuance and sale by the Company of up to $23,000,004.60 worth of shares (the “Offering Shares”) of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) in an underwritten public offering (the “Offering”), (ii) the proposed issuance and sale by the Company of a warrant (the “Representative’s Warrant”) to purchase up to $2,300,000 worth of shares of Common Stock (the “Representative’s Warrant Shares”) to be issued to the representative of the underwriters in the Offering, (iii) the public resale of the Representative’s Warrant Shares and (iv) the public resale by the certain selling stockholders of the Company (the “Selling Stockholders”) identified in the Registration Statement (as defined below) of up to 9,710,010 shares of Common Stock (the “Secondary Shares” and, together with the Offering Shares, the “Shares”). The Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on October 9, 2020 (as amended, the “Registration Statement”). The term “Offering Shares” shall include any additional shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Ellenoff Grossman & Schole LLP

Subject to the foregoing and the other matters set forth herein, we are of the opinion that, as of the date hereof:

1. When the Offering Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the underwriters of the Offering, and have been issued by the Company against payment therefor (not less than par value) pursuant to the terms of the form of underwriting agreement most recently filed as an exhibit to the Registration Statement (the “Underwriting Agreement”), the Offering Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

2. The Representative’s Warrant, when issued pursuant to the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

3. The Representative’s Warrant Shares, when paid for and issued in accordance with the terms of the Representative’s Warrant as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

4. The Secondary Shares are validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the Delaware General Corporation Law of the State of Delaware. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP